UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 7, 2012

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File No.)	identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         On August 7, 2012, the Board of Directors (the “Board”) of Bonanza Creek Energy, Inc. (the “Company”) elected James A. Watt, 62, as a director of the Company to fill the vacancy created by the departure of Todd A. Overbergen on August 1, 2012. Mr. Watt will serve as a Class I director with a term expiring at the Company’s 2013 Annual Meeting of Stockholders.

Mr. Watt has served as director, President and Chief Executive Officer of Dune Energy, Inc. since 2007. Mr. Watt served as the Chief Executive Officer of Remington Oil and Gas Corporation from February 1998 and the Chairman of Remington from May 2003, until Helix Energy Solutions Group, Inc. acquired Remington in July 2006. From August 2006 through March 2007, Mr. Watt served as the Chairman and Chief Executive Officer of Maverick Oil & Gas, Inc. Mr. Watt currently serves on the Board of Directors of Helix. Mr. Watt received a B.S. in Physics from Rensselaer Polytechnic Institute.

The Board has determined that Mr. Watt is an independent director as defined under the rules and regulations of the Securities Exchange Commission and the New York Stock Exchange.  He was also elected to serve on the Compensation Committee and Reserve Committee of the Board. There are no arrangements or understandings between Mr. Watt and any other persons pursuant to which Mr. Watt was selected as a director.

Item 7.01 Regulation FD Disclosure.

On August 8, 2012, the Company issued a press release announcing the election of Mr. Watt to the Board (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

99.1  Press release issued August 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: August 8, 2012	By:	/s/ Michael R. Starzer

Michael R. Starzer

President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release issued August 8, 2012